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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




The Board of Directors
Diebold, Incorporated



We consent to incorporation by reference in the Registration Statements (Nos. 2-44467, 2-92107, 33-32960, 33-39988, 33-55452, 33-54677 and 33-54675) on Form
S-8 of Diebold, Incorporated of our report dated January 18, 1995 relating to the consolidated balance sheets of Diebold, Incorporated and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Diebold, Incorporated.

Our report refers to changes to adopt the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1992.





/s/KPMG Peat Marwick LLP


KPMG PEAT MARWICK LLP
Cleveland, Ohio
March 9, 1995





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